United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

DANIELS CORPORATE ADVISORY COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-169128 (Commission File Number)	04-3667624 (IRS Employer Identification No.)
Parker Towers, 104-60, Queens Boulevard 12th Floor Forest Hills, New York (principal executive offices)	92130 (Zip Code)

(347) 242-3148
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03 Material Modification to Rights of Security Holders.

On June 22, 2010, Arthur D. Viola (“Viola”) purchased from INFE Human Resources, Inc. (“INFE”) Daniels Corporate Advisory Company, Inc. (the “registrant”) the wholly-owned subsidiary of INFE. As consideration for the purchase of the registrant, Viola exchanged his 50,000 shares of super voting preferred stock in INFE for all of the shares of the registrant owned by INFE. In addition, Viola agreed to assume and pay personally certain liabilities of INFE, as specified in the purchase agreement. A copy of the purchase agreement has been previously filed with the SEC.

The registrant, as a result of consideration paid by Viola, pursuant to a registration statement filed with the SEC which became effective on July 11, 2012, distributed 4,809,971 shares of the registrant’s common stock to certain identified previous stockholders of INFE, of which 1,165,202 shares were distributed to certain named stockholders and 3,644,769 shares were distributed to Cede & Co. No further consideration was paid by any of the distributees of the shares of the registrant, inasmuch as Viola had already paid for the shares.

On March 11, 2013, the registrant had to file a Post-Effective Amendment to its Form S-1 which had become effective on July 11, 2012, to correct an error in the registration of the issuance of the shares of its common stock to the registrant’s stockholders. In the registration statement filed by the registrant which became effective on July 11, 2012, the number of shares the registrant stated that were to be issued to the stockholders was listed as 4,809,971, when in fact the number should have been stated as 4,801,069, a difference of 8,902 shares. The discrepancy was corrected by the registration statement which became effective on March 18, 2013.

The error in the number of the shares was due to an error in the list of stockholders furnished by ComputerShare Trust, the previous transfer agent for INFE, which provided the list of stockholders as of June 22, 2010, the date of the purchase agreement where Viola purchased the registrant from INFE. When the registrant attempted to obtain a stock symbol from FINRA, the registrant’s previous transfer agent, Island Stock Transfer, discovered the overstatement of 8,902 shares. The list of the registrant’s stockholders as certified by Island Stock Transfer was included in the post-effective amendment, which became effective on March 18, 2013. As a result, the registrant distributed its shares to the stockholders described in the registration statement which became effective on July 11, 2012. Included in the distribution was a certificate No. 1014 issued to Cede & Co in the amount of 3,635,766 shares dated January 11, 2013. However, Cede & Co. has refused to accept the certificate. Consequently, the registrant has instructed Transfer Online, Inc., its current transfer agent, to take the 3,635,766 shares of the registrant out of the name of Cede & CO. and place them into a book entry account “pending settlement and disposition of share certificate No. 1014.”

At this time, the registrant is unable to verify the identities of the stockholders whose shares were issued in the name of Cede & Co. as evidenced by certificate No. 1014. Going forward, the registrant will attempt to identify the subject stockholders who were stockholders of INFE on June 22, 2010, and who were part of the shares described in certificate No. 1014. Any such stockholders who are identified to the satisfaction of the registrant will receive its requisite number of shares of the registrant. The registrant has not imposed any deadline on this process. Moreover, the 3,635,766 shares of the registrant represented by the certificate No. 1014 that have placed into book entry form will remain as issued and outstanding shares of the registrant, until the matter has been deemed to have been resolved by the registrant.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell Registrant transaction. Not applicable.

(d) Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2015.	DANIELS CORPORATE ADVISORY COMPANY, INC.

By /s/ Arthur D. Viola
Arthur D. Viola, Chief Executive Officer